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                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF REGISTRANT
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      NAME                                                                   JURISDICTION               % OWNED
               eVentures Latin America, Inc.                                 Delaware                   95%
               AxisTel Communications, Inc.                                  Delaware                   100%
                      Axistel Global Networks, Inc.                          Delaware                   100%
                      Axistel International, inc.                            Delaware                   100%
                      Axistel Media Services, Inc.                           Delaware                   100%
                      Axistel Metro, Inc.                                    Delaware                   100%
                      Web2Dial Communications, Inc.                          Delaware                   100%
                      Axistel Communications UK Ltd                          United Kingdom             100%
               eVentures Holdings, L.L.C.                                    Delaware                   100%
               e.Volve Technology Group, Inc.                                Nevada                     100%
                      e.Volve Technology Group de Mexico, S.A. de C.V.       Mexico                     100%
               Internet Global Services, Inc.                                Texas                      100%
                      Internet Streaming Video, Inc.                         Texas                      73.6%
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